SCHEDULE I
                                     TO THE
                              CUSTODIAN AGREEMENT
                                 BY AND BETWEEN
                      THE ADVISORS' INNER CIRCLE FUND III
                                      AND
                             MUFG UNION BANK, N.A.

                             DATE: OCTOBER 1, 2014


                                 NAMES OF FUNDS



Nomura High Yield Fund

NorthPointe Micro Cap Equity Fund
NorthPointe Small Cap Growth Fund
NorthPointe Small Cap Value Fund
NorthPointe Large Cap Value Fund

Rothschild Larch Lane Alternatives Fund








By: The Advisors' Inner Circle Fund III               By: MUFG Union Bank, N.A.,
"Principal"                                           "Custodian"


/s/ Michael Beattie                                   /s/ Theresa A. Moore
-------------------                                   --------------------
Authorized Signature                                  Authorized Signature

Michael Beattie                                       Theresa A. Moore, VP
---------------                                       --------------------
Name & Title                                          Name & Title

10-03-2014                                            10-06-2014
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Date                                                  Date